Exhibit 99.1

Appian Announces First Quarter 2025 Financial Results

Cloud subscriptions revenue increased 15% year-over-year to $99.8 million and generated operating cash flow of $45.0 million

McLean, VA – May 8, 2025 – Appian (Nasdaq: APPN) today announced financial results for the first quarter ended March 31, 2025.

“In Q1, Appian continued to demonstrate our earnings potential, with narrowing net losses, our third straight quarter of positive adjusted EBITDA, and $45 million in operating cash flow,” said Matt Calkins, CEO & Founder.

First Quarter 2025 Financial Highlights:

•Revenue: Cloud subscriptions revenue was $99.8 million, up 15% compared to the first quarter of 2024. Total subscriptions revenue, which includes sales of our cloud subscriptions, on-premises term license subscriptions, and maintenance and support, increased 14% year-over-year to $134.4 million. Professional services revenue was $32.1 million, flat compared to the first quarter of 2024. Total revenue was $166.4 million, up 11% compared to the first quarter of 2024. Cloud subscriptions revenue retention rate was 112% as of March 31, 2025.
•Operating loss and non-GAAP operating income (loss): GAAP operating loss was $(0.8) million, compared to GAAP operating loss of $(19.5) million for the first quarter of 2024. Non-GAAP operating income was $14.3 million, compared to non-GAAP operating loss of $(3.7) million for the first quarter of 2024.
•Net loss and non-GAAP net income (loss): GAAP net loss was $(1.2) million, compared to $(32.9) million for the first quarter of 2024. GAAP net loss per share was $(0.02) for the first quarter of 2025, compared to $(0.45) for the first quarter of 2024. Non-GAAP net income was $9.8 million, compared to non-GAAP net loss of $(6.8) million for the first quarter of 2024. Non-GAAP net income per diluted share was $0.13, compared to the $(0.09) net loss per share for the first quarter of 2024.
•Adjusted EBITDA: Adjusted EBITDA was $16.8 million, compared to adjusted EBITDA loss of $(1.3) million for the first quarter of 2024.
•Cash flows: Net cash provided by operating activities was $45.0 million for the three months ended March 31, 2025 compared to $18.9 million of net cash provided by operating activities for the same period in 2024.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•Appian Congratulates 2025 Partner Award Winners for Delivering Impact with AI and Process Orchestration
•Appian Celebrates 2025 Innovation Award Winners

•Appian Embeds Agentic AI into Business Processes to Deliver Scalable, Governable Enterprise Value
•Appian Secures the Government’s Most Sensitive Civilian Data with FedRAMP® High Authorization for Appian Government Cloud
•Appian Appoints Serge Tanjga as Chief Financial Officer
•Appian Unveils Latest Platform Release for Faster, More Powerful Data Fabric and AI Experience

Financial Outlook:

As of May 8, 2025, guidance for 2025 is as follows:

•Second Quarter 2025 Guidance:

◦Cloud subscriptions revenue is expected to be between $101.0 million and $103.0 million, representing year-over-year growth of 14% to 16%.
◦Total revenue is expected to be between $158.0 million and $162.0 million, representing a year-over-year increase of 8% to 11%.
◦Adjusted EBITDA is expected to be between $(5.0) million and $(2.0) million.
◦Non-GAAP net loss per share is expected to be between $(0.15) and $(0.11), assuming weighted average common shares outstanding of 74.8 million.

•Full Year 2025 Guidance:

◦Cloud subscriptions revenue is expected to be between $419.0 million and $423.0 million, representing year-over-year growth of 14% to 15%.
◦Total revenue is expected to be between $680.0 million and $688.0 million, representing a year-over-year increase of 10% to 12%.
◦Adjusted EBITDA is expected to be between $40.0 million and $46.0 million.
◦Non-GAAP net income per share is expected to be between $0.18 and $0.26, assuming weighted average common shares outstanding of 75.1 million.

Conference Call Details:

Appian will host a conference call today, May 8, 2025, at 8:30 a.m. ET to discuss Appian's financial results for the first quarter ended March 31, 2025 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at https://investors.appian.com.

About Appian

Appian is The Process Company. We deliver a software platform that helps organizations run better processes that reduce costs, improve customer experiences, and gain a strategic edge. Committed to client success, we serve many of the world’s largest companies across various industries. For more information, visit appian.com. [Nasdaq: APPN]

1 https://dpregister.com/DiamondPassRegistration/register?confirmationNumber=10198996&linkSecurityString=fef70829c8

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include the following: non-GAAP subscriptions cost of revenue, non-GAAP professional services cost of revenue, non-GAAP total cost of revenue, non-GAAP total operating expense, non-GAAP operating loss, non-GAAP income tax expense, non-GAAP net income (loss), and non-GAAP net income (loss) per share, basic and diluted. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense, unrealized foreign exchange rate gains and losses, certain non-ordinary litigation-related expenses consisting of legal and other professional fees associated with the Pegasystems cases (net of insurance reimbursements), or Litigation Expense, amortization of the judgment preservation insurance policy, or JPI Amortization, severance costs related to involuntary reductions in our workforce, or Severance Costs, lease impairment and lease-related charges associated with actions taken to reduce the footprint of our leased office spaces, or Lease Impairment and Lease-Related Charges, and a short-swing profit disgorgement paid to us by a shareholder, or Short-Swing Profit Payment. While some of these items may be recurring in nature and should not be disregarded in the evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, we believe removing these items for purposes of calculating our non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. The Company defines adjusted EBITDA as net loss before (1) other expense (income), net, (2) interest expense, (3) income tax expense, (4) depreciation expense and amortization of intangible assets, (5) stock-based compensation expense, (6) Litigation Expense, (7) JPI Amortization, and (8) Lease Impairment and Lease-Related Charges. The most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net loss as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian provides guidance ranges for non-GAAP net income (loss) per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the second quarter and full year 2025, future investment by Appian in its go-to-market initiatives, increased demand for the Appian Platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s Platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, AI being a disruptive set of technologies that may affect the markets for Appian’s software dramatically and in unpredictable ways, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties, and additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Jack Andrews
Vice President, Investor Relations
investors@appian.com

Media Contact
Valerie Miller
Senior Manager, Media Relations North America
pr@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of
	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$134,982	$118,552
Short-term investments and marketable securities	64,716	41,308
Accounts receivable, net of allowance of $2,323 and $3,396, respectively	136,037	195,069
Deferred commissions, current	34,858	36,630
Prepaid expenses and other current assets	41,309	43,984
Total current assets	411,902	435,543
Property and equipment, net of accumulated depreciation of $34,326 and $32,142, respectively	36,330	37,109
Goodwill	26,546	25,555
Intangible assets, net of accumulated amortization of $5,842 and $5,341, respectively	2,032	2,240
Right-of-use assets for operating leases	31,645	31,081
Deferred commissions, net of current portion	58,457	60,540
Deferred tax assets	4,388	4,129
Other assets	21,599	24,842
Total assets	$592,899	$621,039
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$6,574	$4,322
Accrued expenses	13,825	11,388
Accrued compensation and related benefits	26,487	34,223
Deferred revenue	258,582	281,760
Debt	9,598	9,598
Operating lease liabilities	12,798	12,378
Other current liabilities	2,518	1,087
Total current liabilities	330,382	354,756
Long-term debt	238,426	240,826
Non-current operating lease liabilities	51,518	52,189
Deferred revenue, non-current	3,944	5,477
Other non-current liabilities	374	431
Total liabilities	624,644	653,679
Stockholders’ deficit
Class A common stock—par value $0.0001; 500,000,000 shares authorized as of March 31, 2025 and December 31, 2024 and 43,132,115 and 42,938,701 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized as March 31, 2025 and December 31, 2024 and 31,088,085 and 31,090,085 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	597,086	591,281
Accumulated other comprehensive loss	(15,507)	(11,774)
Accumulated deficit	(613,331)	(612,154)
Total stockholders’ deficit	(31,745)	(32,640)
Total liabilities and stockholders’ deficit	$592,899	$621,039

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
	(unaudited)
Revenue
Subscriptions	$134,352	$117,694
Professional services	32,074	32,141
Total revenue	166,426	149,835
Cost of revenue
Subscriptions	14,894	12,270
Professional services	24,024	25,727
Total cost of revenue	38,918	37,997
Gross profit	127,508	111,838
Operating expenses
Sales and marketing	54,553	58,156
Research and development	39,517	39,771
General and administrative	34,272	33,446
Total operating expenses	128,342	131,373
Operating loss	(834)	(19,535)
Other non-operating (income) expense
Other (income) expense, net	(5,716)	8,207
Interest expense	5,318	5,646
Total other non-operating (income) expense	(398)	13,853
Loss before income taxes	(436)	(33,388)
Income tax expense (benefit)	741	(465)
Net loss	$(1,177)	$(32,923)
Net loss per share:
Basic and diluted	$(0.02)	$(0.45)
Weighted average common shares outstanding:
Basic and diluted	74,094	73,300

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended March 31,
	2025	2024
	(unaudited)
Cost of revenue
Subscriptions	$243	$213
Professional services	1,407	1,578
Operating expenses
Sales and marketing	2,188	2,527
Research and development	2,938	3,001
General and administrative	3,263	3,287
Total stock-based compensation expense	$10,039	$10,606

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(1,177)	$(32,923)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	10,039	10,606
Depreciation expense and amortization of intangible assets	2,446	2,361
Bad debt expense	(125)	(135)
Amortization of debt issuance costs	150	140
Benefit for deferred income taxes	(163)	(450)
Foreign currency transaction (gains) losses, net	(3,989)	11,806
Changes in assets and liabilities	—	—
Accounts receivable	60,259	40,061
Prepaid expenses and other assets	6,107	(2,245)
Deferred commissions	3,855	1,569
Accounts payable and accrued expenses	4,755	5,187
Accrued compensation and related benefits	(9,306)	(8,703)
Other current and non-current liabilities	507	1,944
Deferred revenue	(27,554)	(10,120)
Operating lease assets and liabilities	(838)	(232)
Net cash provided by operating activities	44,966	18,866
Cash flows from investing activities
Proceeds from maturities of investments	13,611	9,657
Purchases of investments	(37,037)	—
Purchases of property and equipment	(651)	(2,198)
Net cash (used by) provided by investing activities	(24,077)	7,459
Cash flows from financing activities
Proceeds from borrowings	—	50,000
Payments for debt issuance costs	—	(463)
Debt repayments	(2,500)	(1,250)
Repurchase of common stock	—	(50,019)
Payments for employee taxes related to the net share settlement of equity awards	(3,199)	(2,862)
Proceeds from exercise of common stock options	190	345
Net cash used by financing activities	(5,509)	(4,249)
Effect of foreign exchange rate changes on cash and cash equivalents	1,050	(1,319)
Net increase in cash and cash equivalents	16,430	20,757
Cash and cash equivalents at beginning of period	118,552	149,351
Cash and cash equivalents at end of period	$134,982	$170,108

Supplemental disclosure of cash flow information:
Cash paid for interest	$5,018	$5,325
Cash paid for income taxes	$798	$751
Supplemental disclosure of non-cash financing information:
Accrued capital expenditures	$784	$484

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expenses	JPI Amortization	Lease Impairment and Lease-Related Charges	Unrealized Foreign Exchange Gains and Losses	Non-GAAP Measure
Three Months Ended March 31, 2025
Subscriptions cost of revenue	$14,894	$(243)	$—	$—	$—	$—	$14,651
Professional services cost of revenue	24,024	(1,407)	—	—	—	—	22,617
Total cost of revenue	38,918	(1,650)	—	—	—	—	37,268
Total operating expense	128,342	(8,389)	(1,712)	(3,084)	(312)	—	114,845
Operating (loss) income	(834)	10,039	1,712	3,084	312	—	14,313
Non-operating (income) expense	(5,716)	—	—	—	—	4,016	(1,700)
Income tax impact of above items	741	455	—	—	—	(267)	929
Net (loss) income	(1,177)	9,584	1,712	3,084	312	(3,749)	9,766
Net (loss) income per share, basic and diluted(a,b)	$(0.02)	$0.13	$0.02	$0.04	$—	$(0.05)	$0.13

Three Months Ended March 31, 2024
Subscriptions cost of revenue	$12,270	$(213)	$—	$—	$—	$—	$12,057
Professional services cost of revenue	25,727	(1,578)	—	—	—	—	24,149
Total cost of revenue	37,997	(1,791)	—	—	—	—	36,206
Total operating expense	131,373	(8,815)	(742)	(4,504)	—	—	117,312
Operating (loss) income	(19,535)	10,606	742	4,504	—	—	(3,683)
Non-operating expense (income)	8,207	—	—	—	—	(11,848)	(3,641)
Income tax impact of above items	(465)	604	—	—	—	935	1,074
Net (loss) income	(32,923)	10,002	742	4,504	—	10,913	(6,762)
Net (loss) income per share, basic and diluted	$(0.45)	$0.14	$0.01	$0.06	$—	$0.15	$(0.09)
(a) Per share amounts do not foot due to rounding.
(b) Accounts for the impact of 0.4 million shares of dilutive securities.

	Three Months Ended March 31,
	2025	2024
Reconciliation of adjusted EBITDA:
GAAP net loss	$(1,177)	$(32,923)
Other (income) expense, net	(5,716)	8,207
Interest expense	5,318	5,646
Income tax expense (benefit)	741	(465)
Depreciation expense and amortization of intangible assets	2,446	2,361
Stock-based compensation expense	10,039	10,606
Litigation Expenses	1,712	742
JPI Amortization	3,084	4,504
Lease Impairment and Lease-Related Charges	312	—
Adjusted EBITDA	$16,759	$(1,322)